Exhibit 99.1

MusclePharm Announces Third Quarter 2021 Financial Results

Company Continues Focus on Controlling Operating Expenses with 21% Decline in Third Quarter 2021

First Production Run of MP Combat Energy Successfully Sold 100%; $30 Million of Annual Sales Expected in 2023

Company Expects Sequential Revenue Growth in Fourth Quarter 2021 from

New Product Formulation and MP Energy Drink Line

Las Vegas, Nevada, November 15, 2021 (GLOBE NEWSWIRE) — MusclePharm Corporation (OTCMKTS: MSLP), a global provider of leading sports nutrition & lifestyle branded nutritional supplements, today reported financial results for the third quarter and nine months ended September 30, 2021.

Mr. Ryan Drexler, the Chairman of the Board of Directors and Chief Executive Officer, stated, “Sales and margins in the third quarter were impacted by supply chain shortages which were mitigated by our continued focus on operating expense reduction. We are excited to launch a new and improved formula that delivers improved taste and mixability to consumers of two of our top selling products, Combat 100% Whey and Combat Protein Powder, to begin shipping this month. This new product formulation, along with the continued production of the MP Energy drink line, is expected to drive sequential revenue growth in the fourth quarter of 2021. Also, as mentioned on our second quarter earnings call, we brought on T.J. Dillashaw for marketing and business development and have already seen a significant impact on our business through the formation of marketing partnerships that will support our expected fourth quarter revenue growth.”

Mr. Drexler continued, “In addition, our recent $7.0 million senior secured notes offering has us well positioned to capture market share in the functional energy drink segment, and we believe we can grow the business to $30.0 million in annual sales starting in 2023.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Third Quarter 2021 Financial Highlights

●	Revenue, net was $12.0 million.
●	Gross margin was 0.2% due to increased protein and freight costs.
●	Operating expenses were $3.5 million.
●	Net loss was $(3.9) million.
●	Loss per share was $(0.12).
●	Adjusted EBITDA was $(2.8) million.

Nine-months ended September 30, 2021 Financial Highlights

●	Revenue, net was $40.0 million.
●	Gross margin was 14.7% due to increased protein and freight costs.
●	Operating expenses were $10.8 million.
●	Net loss was $(6.1) million.
●	Loss per share was $(0.18).
●	Adjusted EBITDA was $(3.6) million.

Non-GAAP Financial Measures

Within this press release, the Company refers to a non-GAAP financial measure (Adjusted EBITDA) which has a directly comparable U.S. GAAP financial measure (net (loss) income). EBITDA is defined as net (loss) income excluding interest, net, income taxes and depreciation and amortization. Adjusted EBITDA, in addition to those amounts included in EBITDA, is further adjusted for items such as stock-based compensation, gain on disposal of property and equipment, and (gain) loss on settlements.

Adjusted EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with U.S. GAAP.

Conference Call Information

The Company will host a conference call to discuss its operating results today at 1:30 pm Pacific Time (4:30 pm Eastern Time). Investors interested in accessing the live call can dial (800) 667-5216 from the U.S. and International callers can dial (303) 223-2688. A telephone replay will be available following the event and can be accessed by dialing (844) 512-2921 from the U.S. and International callers can dial (412) 317-6671; the conference ID is 21999197.

There will also be a simultaneous, live webcast with the ability to ask questions of management on the Investor Relations section of the Company’s website at www.musclepharm.com. The webcast will be archived for 30 days.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release, except as required by law. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s offerings, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other nutrition providers. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in subsequent reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About MusclePharm Corporation

MusclePharm® is an award-winning, worldwide leading sports nutrition & lifestyle company offering branded nutritional supplements. Its portfolio of recognized properties include the MusclePharm® Sport Series, Essentials Series, and recently-launched Natural Series, as well as FitMiss™ – a product line designed specifically for female athletes. MusclePharm® products are available in more than 100 countries globally, with its Combat Protein product lineup being the company’s most popular.

Contact:

John Mills, Managing Partner

ICR, Inc.

646-277-1254

John.Mills@Icrinc.com

MusclePharm Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue, net	$11,971	$16,085	$40,000	$49,309
Cost of revenue	11,942	11,073	34,102	34,504
Gross profit	29	5,012	5,898	14,805
Operating expenses:
General and administration	2,453	3,586	7,609	11,001
Selling and promotion	1,012	623	3,195	2,100
Impairment of intangible assets	-	167	-	167
Total operating expenses	3,465	4,376	10,804	13,268
Income (loss) from operations	(3,436)	636	(4,906)	1,537
Other (expense) income:
Loss on settlement obligation	-	-	-	(87)
Interest and other income (expense), net	(465)	(456)	(1,144)	(1,539)
Gain on settlement of payables	-	518	-	518
Income (loss) before provision for income taxes	(3,901)	698	(6,050)	429
Provision for income taxes	32	20	40	64
Net income (loss)	$(3,933)	$678	$(6,090)	$365

Net income (loss) per share, basic	$(0.12)	$0.02	$(0.18)	$0.01
Net income (loss) per share, diluted	$(0.12)	$0.01	$(0.18)	$0.01

Weighted average shares used to compute net income (loss) per share, basic	33,386,200	33,008,189	33,134,933	32,746,147
Weighted average shares used to compute net income (loss) per share, diluted	33,386,200	49,097,595	33,134,933	48,835,553

MusclePharm Corporation

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$384	$2,003
Accounts receivable, net of allowances of $1,033 and $3,407 at September 30, 2021 and December 31, 2020, respectively	7,332	7,488
Inventory, net	1,589	1,032
Prepaid expenses and other current assets	1,538	1,341
Total current assets	10,843	11,864
Property and equipment, net	7	13
	115	356
Operating lease right-of-use assets	271	474
Other assets	75	295
TOTAL ASSETS	$11,311	$13,002
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Obligation under secured borrowing arrangement	$6,090	$7,098
Line of credit	-	743
Operating lease liability, current	446	381
Convertible notes with a related party, net of discount	5,329	2,872
Accounts payable	18,770	14,719
Accrued and other liabilities	6,928	6,194
Total current liabilities	37,563	32,007
Operating lease liability, long-term	-	343
Other long-term liabilities	3,561	5,071
Total liabilities	41,124	37,421
Commitments and contingencies (Note 9)
Stockholders’ deficit:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized, 34,261,821 and 33,980,905 shares issued as of September 30, 2021 and December 31, 2020, respectively; 33,386,200 and 33,105,284 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	32	32
Additional paid-in capital	178,955	178,261
Treasury stock, at cost; 875,621 shares	(10,039)	(10,039)
Accumulated deficit	(198,761)	(192,673)
TOTAL STOCKHOLDERS’ DEFICIT	(29,813)	(24,419)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$11,311	$13,002

MusclePharm Corporation

Consolidated Statements of Cash Flows

(In thousands, except share and per share data)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(6,090)	$365
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	9	130
Amortization of intangible assets	240	240
Bad debt expense	326	174
Gain on disposal of property and equipment	-	(176)
Gain on settlement of payables	-	(518)
Inventory loss provision	1	(115)
Stock-based compensation	694	206
Issuance of common stock to non-employees	-	116
Impairment of operating lease right-of-use assets	-	167
Changes in operating assets and liabilities:
Accounts receivable, net	(169)	(572)
Inventory	(557)	3,347
Prepaid expenses and other current assets	(197)	36
ROU and other assets	423	429
Accounts payable and accrued liabilities	2,856	(1,259)
Net cash (used in) provided by operating activities	(2,466)	2,570
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3)	(4)
Proceeds from disposal of property and equipment	-	220
Net cash (used in) provided by investing activities	(3)	216
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to line of credit	(528)	(2,452)
Payments from line of credit	2,192	-
Proceeds from secured borrowing arrangement, net of reserves	38,247	32,762
Payments to secured borrowing arrangement, net of fees	(39,255)	(34,289)
Proceeds from shareholder's loan	49	-
Proceeds from issuance of Paycheck Protection Program Loan	-	965
Repayment of finance lease obligations	-	(54)
Proceeds of notes payable	145
Repayment of Notes payables	-	(165)
Net cash (used in) provided by financing activities	850	(3,233)

NET CHANGE IN CASH	(1,619)	(447)
CASH — BEGINNING OF PERIOD	2,003	1,532
CASH — END OF PERIOD	$384	$1,085
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for Interest	$1,153	$522

Non-GAAP Adjusted EBITDA

In addition to disclosing financial results calculated in accordance with U.S. GAAP, this press release discloses Adjusted EBITDA, which is net loss adjusted for stock-based compensation, gain on disposal of property and equipment, (gain) loss on settlements, interest and other expense, net, depreciation of property and equipment, amortization of intangible assets, impairment of operating lease right of use asset and provision for income taxes.

Management uses Adjusted EBITDA as a supplement to U.S. GAAP measures to further evaluate period-to-period operating performance, as well as the Company’s ability to meet future working capital requirements. The exclusion of non-cash charges, including stock-based compensation, gain on disposal of property and equipment, depreciation of property and equipment, amortization of intangible assets, and provision for income taxes, is useful in measuring the Company’s cash available for operations and performance of the Company. Management believes these non-GAAP measures will provide investors with important additional perspectives in evaluating the Company’s ongoing business performance.

The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Set forth below are reconciliations of our reported GAAP net loss to Adjusted EBITDA (in thousands):

	For the Three Months ended	For the Three Months	For the Nine Months ended	For the Nine Months ended
	30-Sep-21	30-Sep-20	30-Sep-21	30-Sep-20

Net Income (Loss)	$(3,933)	$678	$(6,090)	$365

Non-GAAP adjustments:
Stock-based compensation	386	27	694	206
Gain on disposal of property and equipment	-	(165)	-	(176)
(Gain) loss on settlements	(94)	(518)	(265)	(518)
Interest expense	683	632	1,800	1,715
Depreciation of property and equipment	3	24	9	130
Amortization of intangible assets	80	80	240	240
Impairment of operating lease right of use asset	-	167	-	167
Provision for income taxes	32	20	39	64

Adjusted EBITDA	$(2,843)	$945	$(3,573)	$2,193